UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Nikola Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ATTENTION NIKOLA STOCKHOLDERS – LESS THAN 0.5% OF OUTSTANDING SHARES NEEDED TO PASS PROPOSAL 2!

•DEADLINE TO VOTE: August 1, 2022 at 11:59 p.m. Eastern Time
•VOTE BY PHONE: North America – (855) 935-2562 or International – 1-(207) 607-7123
•VOTE ONLINE: www.proxyvote.com
•CEO Mark Russell highlights importance of ALL stockholders’ votes in new video

PHOENIX – July 20, 2022 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy infrastructure solutions, strongly urges ALL stockholders to vote IMMEDIATELY for Proposal 2 ahead of the Annual Meeting of Stockholders at 3:00 p.m. Pacific Time on August 2, 2022.

Thanks to the support of its stockholders, Nikola is less than 0.5% short of the outstanding shares needed to be voted in favor to approve Proposal 2, which would allow the Company to increase the authorized number of common shares from 600 million to 800 million. Proposal 2 has a high threshold for approval – it requires a majority of outstanding common stock to be voted in favor for approval. This threshold effectively means that shares that are not voted have the same practical impact as a vote against this important proposal.

Nikola’s Chief Executive Officer Mark Russell also released a video message to stockholders reiterating the importance of their vote, which can be accessed here or via Nikola’s social media channels.

Every vote matters and all stockholders, even if they hold only a handful of shares, play a critical role in approving Proposal 2 to give Nikola the flexibility to support the future growth and development of its business. VOTE FOR Proposal 2 NOW, if you have not already. Stockholders must VOTE by 11:59 p.m., Eastern Time, on August 1, 2022, to ensure their vote is counted.

VOTE NOW to SUPPORT NIKOLA:

•BY PHONE: Please call Alliance Advisors, Nikola's proxy solicitor, toll-free, at (855) 935-2562. International voters can call 1-(207) 607-7123. You can also contact Alliance Advisors if you have any questions about voting.
◦Retail investors, including individual stockholders who purchased shares through app-based brokers, should call the relevant number above.

•BY INTERNET: Vote at www.proxyvote.com using your control number by following the instructions shared by your broker, bank or other nominee.
◦If you are a Robinhood holder, you can vote your shares at www.proxypush.com and follow the instructions you have received.

Stockholders may be contacted directly by Alliance Advisors about voting their shares and should also be checking their spam filters for information about voting.

Stockholders as of the close of business on April 4, 2022, should vote their shares even if they no longer hold them. No additional action is required for stockholders who have already voted. The virtual 2022 Annual Meeting of Stockholders will be held at 3:00 p.m. Pacific Time on August 2, 2022 at https://east.virtualshareholdermeeting.com/vsm/web?pvskey=02082022-654110 via live audio webcast.

About Nikola Corporation
Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information, visit www.nikolamotor.com or Twitter @nikolamotor.

INVESTOR INQUIRIES:
investors@nikolamotor.com

MEDIA INQUIRIES

Nicole Rose
nicole.rose@nikolamotor.com
480-660-6893

Colleen Robar
crobar@robarpr.com
313-207-5960

[First mailed to stockholders July 20, 2022.]

Nikola Corporation
4141 E. Broadway Road
Phoenix, Arizona 85040
(480) 666-1038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, AUGUST 2, 2022

To Our Stockholders:

Notice is hereby given that Nikola Corporation’s 2022 Annual Meeting of Stockholders, scheduled for June 1, 2022 and subsequently adjourned to June 30, 2022 and then adjourned to July 18, 2022 has been adjourned and will reconvene at 3:00 p.m., Pacific Time (PT), on Tuesday, August 2, 2022 (the “Annual Meeting”). The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting and vote by visiting www.virtualshareholdermeeting.com/NKLA2022 and using the control number included in your previously-provided proxy materials.

We are holding this Annual Meeting:

•to elect nine directors to serve until the 2023 annual meeting of stockholders or until their successors are duly elected and qualified;

•to approve an amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 600,000,000 to 800,000,000;

•to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in the attached Proxy Statement;

•to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

•to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on April 4, 2022 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Please vote NOW if you have not already voted. You can vote by following the instructions on pages 2 and 3 of the previously-distributed proxy statement for the Annual Meeting. If you have already voted, you do not need to take any further action.

By Order of the Board of Directors,

/s/ Britton M. Worthen

Britton M. Worthen
Chief Legal Officer and Secretary
Phoenix, Arizona

July 20, 2022